Exhibit 10.1
SUPPORT AGREEMENT
     THIS SUPPORT AGREEMENT (this “Agreement”), dated as of February 17, 2007, is entered into by and among Altra Holdings, Inc., a Delaware corporation (“Parent”), Forest Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), and Thomas C. Foley, a United States citizen (“Stockholder”). Capitalized terms used but not defined in this Agreement have the meanings ascribed thereto in the Merger Agreement (as defined below).
     WHEREAS, concurrently with the execution of this Agreement, TB Wood’s Corporation, a Delaware corporation (the “Company”), Parent and Purchaser are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”);
     WHEREAS, as of the date hereof, Stockholder is the record and beneficial owner of 1,600,000 shares of common stock, $0.01 par value, of the Company (the “Stockholder Shares”); and
     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Purchaser have required that Stockholder enter into this Agreement and, in order to induce Parent and Purchaser to enter into the Merger Agreement, Stockholder is willing to enter into this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:
          1. Agreement to Tender. Stockholder shall (a) as promptly as practicable and in any event within ten (10) Business Days of the commencement of the Offer, validly tender, or cause to be tendered, all of the Stockholder Shares pursuant to and in accordance with the terms of the Offer, and (b) not withdraw any Stockholder Shares from the Offer, unless and until (i) the Offer shall have been terminated by Purchaser in accordance with the terms of the Merger Agreement, or (ii) this Agreement shall have been terminated in accordance with Section 5.
          2. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent and Purchaser as follows:
               (a) Authority. Stockholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Stockholder of this Agreement and the transactions contemplated hereby have been duly authorized and approved by all necessary action on the part of Stockholder and no further action on the part of Stockholder is necessary to authorize the execution and delivery by Stockholder of this Agreement or the performance by Stockholder of its obligations hereunder. This Agreement has been duly executed and delivered by Stockholder and, assuming due and valid authorization, execution and delivery hereof by Parent and Purchaser, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity.
               (b) Consents and Approvals; No Violations. No consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the performance by Stockholder of its obligations under this Agreement, other than such consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by Stockholder of any of its obligations under this Agreement. Neither the execution and delivery of this Agreement by Stockholder nor the performance by Stockholder with its obligations hereunder, will (i) violate any applicable Law or order applicable to such Stockholder, or (ii) require the consent or other action by any Person under, constitute default under or result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of, Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which Stockholder is a party, or its assets may be bound or affected, except for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as would not, individually or in the aggregate, reasonably be expected to prevent or delay the performance by Stockholder of any of its obligations under this Agreement.
               (c) Ownership of Shares. Stockholder owns, beneficially and of record, all of the Stockholder Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than proxies and restrictions in favor of Parent and Purchaser pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” Laws of the various states of the United States). Without limiting the foregoing, except for proxies and restrictions in favor of Parent and Purchaser pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” Laws of the various states of the United States, Stockholder has sole voting power and sole power of disposition with respect to all Stockholder Shares, with no restrictions on Stockholder’s rights of voting or disposition pertaining thereto and no Person other than Stockholder has any right to direct or approve the voting or disposition of any Stockholder Shares.
               (d) Brokers. Except for Sagent Advisors Inc., no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by the Company, Parent or any of their respective Subsidiaries in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of Stockholder.
               (e) Reliance by Parent. Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement.

          3. Additional Covenants of the Stockholder. Stockholder hereby covenants and agrees that:
               (a) Restriction on Transfer; Proxies; Non-Interference. From the date hereof until any termination of this Agreement in accordance with its terms, except as provided hereunder or under the Merger Agreement, such Stockholder shall not, directly or indirectly, (i) sell, transfer (including by operation of Law), give, pledge, encumber, assign or otherwise dispose of (including, without limitation, any Constructive Disposition (as defined below)), or enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of, any Stockholder Shares (or any right, title or interest thereto or therein), (ii) deposit any Stockholder Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Stockholder Shares, (iii) take any action that would make any representation or warranty of Stockholder set forth in this Agreement untrue or incorrect in any material respect or have the effect of preventing, disabling or delaying Stockholder from performing any of its obligations under this Agreement or (iv) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i), (ii) or (iii) of this Section 3(c). As used herein, the term “Constructive Disposition” means, with respect to any Stockholder Shares, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.
               (b) Publication. Stockholder agrees promptly to give to Parent any information it may reasonably require for the preparation of the Offer Documents.
          4. Representations and Warranties of Parent and Merger Subsidiary. Parent and Purchaser jointly and severally represent and warrant to Stockholder as follows:
               (a) Due Authorization. This Agreement has been authorized by all necessary corporate action on the part of each of Parent and Purchaser and has been duly executed by a duly authorized officer of each of Parent and Purchaser.
               (b) Validity; No Conflict. This Agreement constitutes the legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally and by general principles of equity. Neither the execution of this Agreement by Parent and Purchaser nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which Parent or Purchaser is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to Parent or Purchaser.
          5. Termination. This Agreement shall terminate on the first to occur of (a) provided that the Company pays Parent the Termination Fee prior to or simultaneously with such termination (if and only to the extent applicable), the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time and (c) termination of the

Offer. Notwithstanding the foregoing, (i) nothing herein shall relieve any party from liability for fraud or any willful breach of this Agreement and (ii) the provisions of this Section 5, Section 6 and Section 2 of this Agreement, shall survive any termination of this Agreement.
          6. Miscellaneous.
               (a) Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.
               (b) Additional Shares. Until any termination of this Agreement in accordance with its terms, Stockholder shall promptly notify Parent of the number of shares of Company common stock, if any, as to which Stockholder acquires record or beneficial ownership after the date hereof. Any shares of Company common stock as to which Stockholder acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement shall be Stockholder Shares for purposes of this Agreement. Without limiting the foregoing, in the event of any stock split, stock dividend or other change in the capital structure of the Company affecting the Company common stock, the number of shares of Company Common Stock constituting Stockholder Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company common stock or other voting securities of the Company issued to Stockholder in connection therewith.
               (c) Definition of “Beneficial Ownership”. For purposes of this Agreement, “beneficial ownership” with respect to (or to “own beneficially”) any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.
               (d) Further Assurances. From time to time, at the request of Parent and without further consideration, Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
               (e) Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.
               (f) Amendments; Waiver. This Agreement may not be amended or supplemented, except by a written agreement executed by the parties hereto. Any party to this Agreement may (i) waive any inaccuracies in the representations and warranties of any other party hereto or extend the time for the performance of any of the obligations or acts of any other party hereto or (ii) waive compliance by the other party with any of the agreements contained herein. Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
               (g) Governing Law; Enforcement; Jurisdiction; Waiver of Jury Trial.
                    (i) This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, applicable to contracts executed in and to be performed entirely within that State.
                    (ii) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the jurisdiction of such court in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each party hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth in Section 6(j) hereof and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this Section 6(g) shall affect or eliminate any right to serve process in any other matter permitted by law.
                    (iii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
               (h) Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the state of Delaware or any federal court sitting in the state of Delaware, without bond or other security being required, this being in addition to any other remedy to which they are entitled at Law or in equity.
               (i) Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights hereunder.
               (j) Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission), or (c) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other parties pursuant to this provision):

If to Parent or Purchaser, to:
Altra Holdings, Inc.
14 Hayward Street
Quincy, MA 02171
Attention: David Wall
Facsimile: (617) 689-6202
With a copy to:
Weil Gotshal & Manges, LLP
201 Redwood Shares Parkway
Redwood Shores, CA 94065
Attention: Craig W. Adas
Facsimile: (650) 802-3100
If to Stockholder, to:
Thomas C. Foley
c/o TB Wood’s Corporation
450 North Fifth Avenue
Chambersburg, PA 17201
Facsimile: (717) 264-6420
With a copy to:
Dechert LLP
1775 I Street, N.W.
Washington, DC 20006
Attention: David Schulman
Facsimile: (202) 261-3333
               (k) Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
               (l) Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 6(l) shall be null and void.
               (m) Descriptive Headings. Headings of Sections and subsections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.
               (n) Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
               (o) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

ALTRA HOLDINGS, INC.
By:	/s/ Michael L. Hurt
	Name:	Michael L. Hurt
	Title:	Chairman and Chief Executive Officer

FOREST ACQUISITION CORPORATION
By:	/s/ Michael L. Hurt
	Name:	Michael L. Hurt
	Title:	President and Chief Executive Officer

THOMAS C. FOLEY
By:	/s/ Thomas C. Foley
	Name:	Thomas C. Foley